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EXHIBIT 23.3

CONSENT OF MINE RESERVES ASSOCIATES, INC.

        We hereby consent to the incorporation by reference of any reserves and other analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company"), which are set forth in the Annual Report on Form 10-K for the year ended December 31, 2005, in the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, or in any amendment to any of the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statements and any prospectuses.

MINE RESERVES ASSOCIATES, INC
Dated: June 6, 2006	By:	/s/ DONALD C. ELKIN Donald C. Elkin President

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  EXHIBIT 23.3
CONSENT OF MINE RESERVES ASSOCIATES, INC.